                                                                     Exhibit 9.1


                             WIRED VENTURES, INC.
                             --------------------
                            VOTING TRUST AGREEMENT
                            ----------------------

       This Voting Trust Agreement, dated as of March 23, 1998, is entered into by and among each person named on Schedule 1 attached hereto and made a part
                                  ----------
hereof (collectively, the "Stockholders"), Wired Ventures, Inc., a Delaware corporation (the "Company"), and Raymond M. Mathieu of Pawtucket, Rhode Island, as trustee hereunder (the "Trustee") (this Voting Trust Agreement, as amended, supplemented or otherwise modified, this "Agreement").

                                  WITNESSETH:

     WHEREAS, the Stockholders hold the number and class of shares of capital stock of the Company as set forth on Schedule 1 hereto (collectively, the
                                     ----------
"Shares");

     WHEREAS, the Company is in need of additional funds;

     WHEREAS, Providence Equity Partners L.P., a Delaware limited partnership ("PEP"), Providence Equity Partners II L.P., a Delaware limited partnership ("PEP II"), Raptor Global Fund Ltd., a company organized under the laws of the Cayman Islands ("Raptor"), Raptor Global Fund L.P., a Delaware limited partnership ("Raptor LP"), Tudor Arbitrage Partners, L.P., a Delaware limited partnership ("Tudor"), Tudor BVI Futures, Ltd., a British Virgin Island corporation ("Tudor BVI" and together with PEP, PEP II, Raptor, Raptor LP and Tudor, the "Purchasers"), the Company and Wired Magazine Group, Inc., a California corporation and a wholly-owned subsidiary of the Company ("WMG" and together with the Company the "Companies"), have entered into that certain Convertible Notes Purchase Agreement of even date herewith (the "Note Agreement") pursuant to which the Purchasers will provide up to $10 million to the Companies;

     WHEREAS, the execution and delivery of this Agreement by the Stockholders is a condition to the Purchasers' obligations under the Note Agreement;

     WHEREAS, the Purchasers, in their capacity as holders of the Company's Series C Preferred Stock, have the right to arrange a "Sale of the Company" (as defined in the Company's Amended and Restated Certificate of Incorporation) pursuant to the "Shareholders Agreement" (as defined in the Note Agreement) and the Stockholders have agreed, among other matters, to vote in favor of, and take all action necessary to effect, a Sale of the Company approved by a majority vote of the Board of Directors of the Company (a "Board-Approved Sale of the Company");

     WHEREAS, the Purchasers desire further assurances that a Board-Approved Sale of the Company will be approved as provided for in the Shareholders Agreement;

     WHEREAS, the Stockholders have had the opportunity to review the terms and conditions hereof and the Stockholders Agreement with their legal counsel;

     WHEREAS, the Stockholders deem it necessary that the Trustee be given the right to vote in favor of a Board-Approved Sale of the Company;

     WHEREAS, to effect such control, the Stockholders deem it necessary and advisable to place into a voting trust on the terms, provisions and conditions contained in this Agreement all of the Shares together with any other securities of the Company hereafter acquired by them that bears or carries any voting rights under any condition (collectively, the "Stock"); and

     WHEREAS, the Trustee is willing to act as such on the terms, provisions and conditions contained in this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Establishment of Voting Trust; Transfer of Stock to Trustee.
          -----------------------------------------------------------

     (a) Upon execution of this Agreement (and upon any subsequent receipt by any Stockholder of Stock), each Stockholder shall transfer to the Trustee legal title to the Stock owned by such Stockholder and shall deliver to the Trustee the certificate or certificates representing such Stock, accompanied by stock assignments separate from certificate, duly executed, assigning the Stock to the Trustee.

     (b) Upon delivery to the Trustee of any certificates representing the Stock, the Trustee shall present said certificates to the Company for transfer to the Trustee of title to the shares represented by said certificates and issuance of new certificates standing on the books of the Company in the Trustee's name, the new certificates and the Stock represented by them to be held by the Trustee in a voting trust ("Voting Trust") under and pursuant to the provisions of this Agreement.

     (c) The Voting Trust shall be known as the "Wired Ventures, Inc. Voting Trust."

     2.   Issuance of Voting Trust Certificates and Replacements.
          ------------------------------------------------------

     (a) Upon receiving from the Company certificates representing Stock pursuant to this Agreement, the Trustee shall deliver to each tendering Stockholder a voting trust certificate or certificates ("Certificate") for the number of shares of Stock represented by the certificates so tendered by the Stockholder, such Certificate to be in the form of Exhibit A to this Agreement.
                                                   ---------
The Trustee shall keep a Certificate transfer book, in which the name and address of the holder of each Certificate ("Certificate Holder") and the number of shares of Stock represented by each Certificate shall be recorded.

     (b) In case of loss, mutilation or destruction of a Certificate, a duplicate Certificate may be issued to the Certificate Holder upon such terms as the Trustee shall prescribe.

     3.   Voting of Stock.  The Stockholders agree that the Trustee shall have
          ---------------
the exclusive right to vote the Stock, notwithstanding the subsequent death or incapacity of one or more Stockholders, at meetings of the stockholders of the Company or otherwise, in person or by proxy, whether by written consent or by any other method, in such manner as the Trustee may determine without necessity of consultation with the Stockholders, and to the same extent as if the Trustee were the sole legal and beneficial owner of the Stock, with respect to all matters to be voted upon by stockholders of the Company related to a Board-Approved Sale of the Company.

     4.   Corporate Actions With Respect to Stock.
          ---------------------------------------

     (a) Upon repurchase or redemption by the Company of any of the Stock, the Trustee shall surrender the certificates representing the affected Stock to the Company, and the certificates representing such Stock thereupon shall be canceled and thereafter such Stock shall not be subject to the terms of this Agreement.

     (b) All cash or other dividends or distributions or property (except for Stock) receivable in respect of the Stock, whether by way of dividend, split, consolidation, call, redemption, repurchase, recapitalization or otherwise, shall, upon receipt by the Trustee, be paid over to the respective Certificate Holders in the proportions to which they severally shall be entitled. All Stock so acquired by the Trustee shall be held by the Trustee as additional Stock subject to the terms of this Agreement, and the Trustee shall execute and deliver to the Certificate Holders Certificates therefor in the proportions to which the Certificate Holders severally shall be entitled.

     5.   Resignation of a Trustee; Successor Trustees.
          --------------------------------------------

     (a) The Trustee may resign at any time by delivering a written resignation to each of the Certificate Holders.

     (b) If the Trustee shall cease to serve as the Trustee under this Agreement, then a successor trustee designated by him/her shall succeed as Trustee hereunder.

     (c) If the Trustee or any successor Trustee shall cease to serve as Trustee under this Agreement and a successor is not designated by the retiring Trustee within 60 days of such retirement then a majority in interest of the then Certificate Holders shall designate a successor Trustee.

     (d) Title to the Stock subject to this Agreement shall vest in the successor Trustee without necessity of any court action, any transfer on the books of the Company or any other action, notice or consent.

     (e) The Trustee shall not receive any compensation for acting as Trustee under this Agreement.

     6.  Liability and Interest of the Trustee.
         -------------------------------------

     (a) In voting or acting with respect to the Stock, the Trustee will exercise his or her discretion, but shall assume no responsibility and shall incur no liability because of any action taken or omitted by the Trustee and shall not incur any responsibility or liability as a stockholder, trustee or otherwise by reason of any error of law or of any matter or thing done or omitted under this Agreement except his or her own willful misconduct.

     (b) The Trustee, directly or indirectly, may be or become interested individually or in another fiduciary capacity or otherwise in (i) the Company,
(ii) a subsidiary of the Company, (iii) any successor corporation of the Company or any subsidiary of the Company, or (iv) any joint stock company, trust, association or other concern directly or indirectly controlled by or under common control with the Company or any subsidiary of the Company, whether as shareholder, director, officer or otherwise and, in such connection, the Trustee may receive compensation from the Company or from such other entity, as if he or she were not a Trustee under this Agreement.

     (c) The Trustee, in an individual capacity, or any entity in which the Trustee may have an interest, may deal with the Company as if he or she were not the Trustee under this Agreement.

     (d) The Trustee, in an individual or any other capacity, may hold Certificates issued under this Agreement.

     7.  Releases of Stock.
         -----------------

     (a) Shares of the Stock may be released from this Agreement from time to time to one or more of the Stockholders upon execution, by the Trustee, of a written instrument expressly agreeing to release such shares.

     (b) Upon release of shares of Stock as provided above, the affected Certificate Holders shall surrender their Certificates to the Trustee for cancellation. Upon receipt of said Certificates, the Trustee shall assign the Stock to the respective Certificate Holders as their interests may appear by either endorsing the certificate(s) representing the Stock owned by such surrendering Certificate Holders or duly executing stock assignments separate from certificate. The Trustee shall present the above-referenced stock certificates to the Company, duly endorsed or accompanied by duly executed stock assignments separate from certificates, in order to effect the transfer of title to the Stock on the records of the Company and shall deliver (or cause to be delivered) to the Certificate Holders their respective stock certificates.

     8.  Restrictions Upon Transfer by Certificate Holders and the Trustee.
         -----------------------------------------------------------------

     (a) Each Certificate Holder acknowledges that each Certificate acquired pursuant to this Agreement has not been and will not be registered under the Securities Act of 1933 and will be taken and acquired for the Certificate Holder's own account, for investment only and not with a view to its resale, distribution or division to or among others. Each Certificate shall bear an appropriate legend concerning transfer restrictions, and a notation concerning such restrictions shall be made in the Certificate transfer book.

     (b) The Certificates and the interest in the Stock that they represent may be sold, transferred, hypothecated, pledged or otherwise disposed of by the Certificate Holders only subject to (i) this Agreement; (ii) the requirements of applicable securities laws and regulations; (iii) any restrictions on transfer contained in (A) the Certificate of Incorporation of the Company, as amended, and (B) the Shareholders' Agreement; (iv) the By-Laws of the Company, and (vi) any other applicable agreement binding upon the Company or one or more of the Stockholders, all of which are incorporated in this Agreement by reference.

     9.  Additional Parties.  Any person or entity who owns stock of the
         ------------------
Company that bears or carries any voting rights under any condition shall be entitled to join in this Voting Trust, and execution by such stockholder of this Agreement or a counterpart shall be sufficient to make such stockholder party to this Agreement without necessity of any further action on the part of such stockholder or of any other party.

     10. Term and Termination of Voting Trust.
         ------------------------------------

     (a) This Voting Trust shall continue from the date first written above for a period of ten (10) years, unless terminated sooner pursuant to the other provisions of this Agreement.

     (b) This Voting Trust shall automatically terminate at such time, if any, as of which the Purchasers (whether in their individual capacity, as a shareholder, holder of a "Note" (as defined in the Note Agreement) or otherwise) cease to hold any debt or equity securities issued by the Company.

     (c) This Agreement shall not terminate solely by reason of death or incapacity of a Certificate Holder or the Trustee, either entirely or with respect to such Certificate Holder.

     (d) The Trustee may terminate this Voting Trust at any time upon written notice to the Certificate Holders.

     (e) Upon termination of this Agreement, the Trustee shall present to the Company the stock certificate(s) representing the Stock owned by the Stockholders duly endorsed or accompanied by duly endorsed stock assignments separate from certificate, assigning said Stock to the Certificate

Holders as their interests may appear in order to effect transfer of title to the Stock on the records of the Company. The Trustee shall deliver (or cause to be delivered) the stock certificates issued by the Company in exchange for said stock certificate(s) to the Stockholders. The Certificates representing the Certificate Holders' interest in such Stock shall automatically be canceled without the necessity of further action by any party upon presentation of the stock certificates to the Company by the Trustee.

     11.  Agreement Part of Corporate Records.  The Trustee shall submit a copy
          -----------------------------------
of this Agreement to the Company for placement with the records of the proceedings of the Company.

     12.  General Provisions.
          ------------------

     (a) Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

     (b)  Any notice required or permitted under this Agreement shall be given
(i) in writing by delivery in hand or by postage prepaid, United States (A) first class mail and (B) registered or certified mail, return receipt requested, or (ii) by overnight courier, to the Stockholders at their address set forth on
Schedule 1 hereto and to the Trustee at his/her address set forth below, or at
----------
such other address for a party as that party may specify by notice. Notice shall be effective upon receipt.

          To the Trustee:      Raymond M. Mathieu
                               c/o Providence Equity Partners L.P.
                               50 Kennedy Plaza
                               Fleet Center, 9th Floor
                               Providence, Rhode Island  02903

          With a copy to:      Edwards & Angell
                               2700 Hospital Trust Tower
                               Providence, Rhode Island 02903
                               Attention: David K. Duffell, Esq.

     (c) This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by all (except and to the extent expressly otherwise provided in Section 10 of this Agreement) parties to this Agreement
                      ----------
shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the laws of the State of California applicable to contracts made, accepted and performed wholly within such State, without application of principles of conflicts of laws; (iii) except and to the extent as expressly provided in subsection 9(b) of this Agreement, constitutes the entire agreement of the
--------------
parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts and the like between or among any or all of the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by all parties, except as and to the extent otherwise expressly provided in Section 10 of this Agreement; (v)
                                       ----------
contains headings only for convenience, which headings do not form part of and shall not be used in construction of this Agreement; and (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns.

     14.  Arbitration.   (a)  Any controversy, dispute or claim arising out of
          -----------
or relating to this Agreement shall be resolved by arbitration in accordance with the provisions hereof and shall be in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"), and judgment on the award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof.

     (b) Pursuant to AAA Rule 14, the parties to such controversy, dispute or claim shall appoint an arbitrator within 5 days of a party giving a demand for arbitration (each a "Demand for Arbitration") pursuant to AAA Rule 6(a). A neutral arbitrator shall be appointed by the party-appointed arbitrator pursuant to AAA Rule 15 within 10 days of a Demand for Arbitration. In the event the parties fail to appoint an arbitrator within the time frame set forth above, or in the event the party-appointed arbitrator fails to appoint a second arbitrator within the time frame set forth above, AAA shall, within three Business Days following such failure, appoint such arbitrator.

     (c) A final award shall be rendered as soon as reasonably possible and in any event within 60 days of filing of a Demand for Arbitration.

     (d) The parties agree that the arbitrators shall have the right to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration award shall be in writing. To the extent permitted by AAA Rules, and subject to the time periods provided herein, the parties shall be entitled to document discovery from one another and from third parties.

     (e) The losing party shall reimburse the prevailing party for attorneys' fees and disbursements, the costs of the arbitration, including the arbitrators' fees, and any court costs incurred by the prevailing party in successfully seeking any equitable relief or judicially enforcing any arbitration award.

     (f)  The site of the arbitration shall be San Francisco, California.

     13.  Indemnification.  The Company hereby agrees to indemnify and hold
          ---------------
harmless the Trustee and any party acting on behalf of the Trustee from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, claims, losses and liabilities arising out of or resulting from a Sale of the Company), except claims, losses or liabilities resulting from the willful misconduct of the Trustee. It is the express intent of the Company to indemnify the Trustee and any party acting on behalf of the Trustee from claims, losses and liabilities resulting from the Trustee's or such party's own negligence.

     14.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.



Executed under seal and delivered as of the date first above written.

                              TRUSTEE:
                              -------


                              .......................................
                              Raymond M. Mathieu, as Trustee and Not
                              Individually




STATE OF __________________         )
                                    ) ss.
COUNTY OF ________________          )


     On this ______ day of March, 1998, before me personally appeared Raymond M. Mathieu, to me known, who, being by me duly sworn, declared that he did execute the foregoing Voting Trust Agreement in his capacity as Trustee thereunder and that the foregoing constitutes his free act and deed in his capacity as Trustee thereunder.



                              _________________________________________
                              Notary Public

My commission expires:  _________________________________

                   [Signature page to Voting Trust Agreement]

                                    WIRED VENTURES, INC.


                                    By:
                                       ..................................
                                     Name:
                                          ...............................
                                     Title:
                                           ..............................


                   [Signature page to Voting Trust Agreement]

                                      SHAREHOLDER:

                                      _________________________________________
_____________________

                                      By:
                                          _________________________________
                                      Name:
                                           ________________________________
                                      Title:
                                            _______________________________



STATE OF __________________         )
                                    ) ss.
COUNTY OF ________________          )


     On this ______ day of March, 1998, before me personally appeared ____________, to me known, who, being by me duly sworn, declared that he/she is the _____________ of ________________________________, a
__________________________ ("__________"), and that, being duly authorized, he/she did execute the foregoing Voting Trust Agreement on behalf of ______________; and that the foregoing constitutes the free act and deed of
______________.



                                       _________________________________________
                                       Notary Public

My commission expires:  _________________________________

                   [Signature page to Voting Trust Agreement]

                                      SHAREHOLDER:

                                      _________________________________________
_____________________

                                      By:
                                          _________________________________
                                      Name:
                                           ________________________________
                                      Title:
                                            _______________________________



STATE OF __________________         )
                                    ) ss.
COUNTY OF ________________          )


     On this ______ day of March, 1998, before me personally appeared ____________, to me known, who, being by me duly sworn, declared that he/she did execute the foregoing Voting Trust Agreement; and that the foregoing constitutes his/her free act and deed.



                                       _________________________________________
                                       Notary Public

My commission expires:  _________________________________



                   [Signature page to Voting Trust Agreement]

                                   Exhibit A
                                       to
                             Voting Trust Agreement

                           Dated as of March 23, 1998

                        Form of Voting Trust Certificate
                        --------------------------------


     THIS CERTIFICATE, AND THE BENEFICIAL INTEREST AND THE SHARES OF STOCK THAT IT REPRESENTS: HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"); HAVE BEEN ACQUIRED FOR INVESTMENT; MAY NOT BE GIVEN, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT WITH REGARD THERETO OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE; AND ARE SUBJECT TO SUCH RESTRICTIONS AS APPLY TO THE TRANSFER OF SHARES AS MAY BE CONTAINED IN THE CORPORATION'S CERTIFICATE OF INCORPORATION, IN A CERTAIN VOTING TRUST AGREEMENT DATED AS OF MARCH 23,1998, AS AMENDED, AND A CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF DECEMBER 30, 1996, AS AMENDED.


Voting Trust Certificate Representing __ Shares of the ________ Stock of Wired Ventures, Inc., a Delaware corporation (the "Shares").

     This Certificate is issued under and pursuant to the terms and conditions of that certain Voting Trust Agreement, dated as of March 23, 1998, entered into by and among Wired Ventures, Inc., a Delaware corporation (the "Company"), certain stockholders of the Company and Raymond M. Mathieu of Pawtucket, Rhode Island, as trustee thereunder (the "Trustee") (said Voting Trust Agreement, as amended, supplemented or otherwise modified, the "Agreement"). A copy of the Agreement is recorded in the minutes of the Company.

     This certifies that ___________ ("Certificate Holder") has deposited with the Trustee a certificate or certificates for the Shares and that the Certificate Holder is entitled to all benefits and interests specified in the Agreement arising from deposit of the Shares, all as provided in and subject to the terms and conditions of the Agreement.

     The Certificate Holder accepts this Certificate subject to all terms and conditions, and is entitled to the benefits, of the Agreement and, by accepting this Certificate, agrees to be bound by the Agreement. Without limitation, neither this Certificate nor the Shares may be transferred except pursuant to the terms of the Agreement and subject to such restrictions upon transfer, if any, as may be set forth in the Agreement. Upon written request, the Company will provide to the Certificate Holder, without charge, a copy of the Agreement and all of the agreements setting forth the restrictions applicable to this Certificate.

     This Certificate and the beneficial interest that it represents are transferable only on the books of the Trustee upon presentation and surrender of this Certificate. Until so transferred, the Trustee may treat the registered holder as the owner for all purposes, notwithstanding any notice received by the Trustee to the contrary.

     IN WITNESS WHEREOF, the Trustee has set his/her hand and seal the 23rd day of March, 1998.


                                   TRUSTEE:
                                   -------



                                   Raymond M. Mathieu, as Trustee and
                                   Not Individually

                                   Schedule 1
                                       to
                             Voting Trust Agreement

                           Dated as of March 23, 1998

                              List of Stockholders
                              --------------------


 Name and Address      Class of Shares      Number of Shares
------------------     ---------------      ----------------